UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2023 (February 8, 2023)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer and Appointment of new President and Chief Executive Officer

On February 10, 2023, Newell Brands Inc. (the “Company”) announced that Ravichandra K. Saligram, the Company’s Chief Executive Officer (“CEO”) and member of the Company’s Board of Directors (the “Board”), will retire from the Company on May 16, 2023 (the “Effective Date”), the date of the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

The Company also announced that its current President, Christopher H. Peterson, has been appointed to serve as President and Chief Executive Officer effective upon the conclusion of the Annual Meeting. The Board has also nominated Mr. Peterson for election to the Company’s Board of Directors at the Annual Meeting.

Mr. Peterson, age 56, has served as the President of the Company since May 2022 and had served as its Chief Financial Officer between December 2018 and January 2023. He also served as the Company’s President, Business Operations from February 2020 until May 2022 and as Interim Chief Executive Officer from June 28, 2019 until October 2, 2019. From April 2018 to August 2018, Mr. Peterson served as the Executive Vice President and Chief Operating Officer, Operations of Revlon, Inc., a global beauty company. Prior to that, Mr. Peterson served as Revlon’s Chief Operating Officer, Operations & Chief Financial Officer from June 2017 until March 2018, and as Chief Operating Officer, Operations from April 2017 until June 2017. Prior to joining Revlon, Mr. Peterson held several senior management roles at Ralph Lauren Corporation, a designer, marketer and distributor of premium lifestyle products, including serving as President, Global Brands from April 2015 to May 2016, Executive Vice President, Chief Administrative Officer & Chief Financial Officer from November 2013 to March 2015 and Senior Vice President and Chief Financial Officer from September 2012 to November 2013. Previously, Mr. Peterson held several financial management positions at The Procter & Gamble Company, a global consumer products company, from 1992 to 2012.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Peterson and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Peterson and any other person pursuant to which Mr. Peterson was appointed as President and Chief Executive Officer of the Company. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release earlier today regarding executive succession, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. Saligram’s Retirement Agreement

In connection with Mr. Saligram’s retirement from the Company, the Company and Mr. Saligram have entered into a Retirement Agreement and General Release dated February 8, 2023 (the “Retirement Agreement”) pursuant to which Mr. Saligram will receive certain retirement benefits previously specified in his 2019 employment offer letter and his outstanding equity-based awards granted by the Company. Mr. Saligram has also agreed to a customary release and restrictive covenants. The Retirement Agreement entitles Mr. Saligram to, among other things, (1) an annual bonus for 2023 under the Newell Brands Inc. Amended and Restated Management Bonus Plan (the “Management Bonus Plan”), prorated by a fraction, the numerator of which is the number of days in fiscal year 2023 through the Effective Date and the denominator of which is three hundred sixty-five (365), payable in March 2024 (on the basis of actual corporate performance and subject to any adjustments or modifiers based on Company performance under the terms of the Management Bonus Plan), (2) continued vesting in full of each of his Company stock options that are outstanding on the Effective Date, as provided for in the applicable award agreement (without regard to any continuous employment requirements), and (3) continued vesting in full of each of his restricted stock units (“RSUs”) that are unvested as of the Effective Date, as provided for in the applicable award agreements (subject to any applicable performance criteria and without regard to continuous employment requirements). Each of Mr. Saligram’s stock options granted in 2019-2021 will remain exercisable for three years from the later of the Effective Date and the applicable vesting date in accordance with the award terms. His stock options granted in 2022 will remain exercisable until the fifth anniversary of the Effective Date in accordance with the award terms. The foregoing description is qualified in its entirety by reference to the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Mr. Peterson’s CEO Offer Letter

In connection with his appointment as President and CEO, Mr. Peterson and the Company entered into a CEO Offer Letter dated February [9], 2023 (the “CEO Offer Letter”). Pursuant to the CEO Offer Letter, Mr. Peterson will be entitled to receive the following compensation: (1) an annual salary of $1.3 million commencing on the Effective Date; (2) a target bonus percentage of 150% under the Management Bonus Plan commencing on the Effective Date; (3) an annual equity-based award with a target value of $7.5 million commencing in 2024; and (4) other benefits, as described in the CEO Offer Letter. For 2023, Mr. Peterson will receive an equity award in February under the Company’s 2023 Long-Term Incentive Plan (the “LTIP”) with a value of $3,687,500 based on his current role with the Company, plus an Employment Transition Award on the Effective Date, consisting of 50% performance based RSUs (“PRSUs”) and 50% time based RSUs (“TRSUs”), with a target value of $3,812,500, on the same terms and conditions as awards granted under the LTIP.

As specified in the CEO Offer Letter, Mr. Peterson will continue to participate in the Newell Brands Inc. Executive Severance Plan (the “Severance Plan”), as the same may be amended from time to time (provided, however, that any subsequent amendment to the Severance Plan shall be null and void with respect to Mr. Peterson if it reduces compensation and benefits under the Severance Plan compared to the compensation and benefits available under the Severance Plan on the date of the offer letter). Mr. Peterson and the Company agreed that the provisions of his prior letter agreement dated as of February 9, 2022 regarding Mr. Peterson’s participation in the Severance Plan (the “Prior Letter Agreement”) are terminated in full. In addition, the CEO Offer Letter provides that Mr. Peterson’s equity-based awards granted by the Company in the future will provide for the following benefits should he elect to retire under the Company’s retirement criteria now in effect (i.e., attainment of age 60, or age 55 with 10 years of service) or otherwise be involuntarily terminated (other than a termination by the Company for Good Cause, as defined in the Severance Plan): (i) continued vesting of all outstanding RSUs and stock options without regard to any requirement for continuous employment, but subject to any applicable performance criteria, and (ii) survival of any stock option awards for a period of five years following the later of the date of termination or vesting date, not to exceed the remaining term of the option. Furthermore, in the event of a retirement contemplated above, he will also be entitled to receive his management bonus for the fiscal year in which the retirement occurs, prorated by a fraction, the numerator of which is the number of days in the fiscal year in which the termination occurs through the date of termination and the denominator of which is three hundred sixty-five (365). This partial bonus payment will not be subject to any individual performance modifier but will be paid out on the basis of actual corporate performance levels and will be subject to any adjustments or modifiers based on the Company’s performance under the terms of the Company’s Management Bonus Plan. This partial bonus will be paid at the same time as management bonuses are paid to active Company employees. Mr. Peterson will be required to execute a separation agreement and general release in order to receive such retirement or termination benefits. The foregoing is qualified in its entirety by reference to the CEO Offer Letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

2023 Long Term Incentive Plan

On February 8, 2023, the Compensation and Human Capital Committee (“the Committee”) of the Board approved the 2023 LTIP Terms and Conditions under the Company’s shareholder approved 2022 Incentive Plan, pursuant to which the Company makes annual long term incentive awards based on shares of the Company’s common stock, including PRSUs and TRSUs. Under the LTIP, the Committee (and in the case of the Chief Executive Officer, the independent members of the Board) approves RSU awards to key employees, including the named executive officers. The value of the LTIP award is based upon a percentage of the named executive officer’s salary or such other dollar value as is determined by the Committee (or the Board). Under the LTIP, a named executive officer’s LTIP award in 2023 will be comprised of 50% PRSUs and 50% TRSUs by value. PRSU awards under the LTIP will vest three years from the date of grant. TRSU awards will vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant.

The PRSUs awarded may vest at 0% to 200% depending upon achievement of equally-weighted performance goals for Free Cash Flow Productivity and Annual Adjusted Earnings Per Share Performance (as defined in the LTIP) set by the Committee for the performance period beginning as of January 1, 2023. Additionally, following the determination of the extent to which the Company has achieved its performance goals, a positive or negative adjustment to the payout will be made based upon a comparison of the Company’s total shareholder return (“TSR”) relative to a pre-determined set of comparator group companies (the “Comparator Group”) for the three-year performance period. If the Company’s ranking is in the bottom quartile of the Comparator Group at the end of the performance period, the payout percentage will be multiplied by 90% to determine the total payout percentage of the award. If the Company’s ranking is in the top quartile of the Comparator Group at the end of the performance period, the payout percentage will be multiplied by 110%. For a ranking neither in the top nor the bottom quartile, no adjustment will be made. The total payout percentage for the award will not exceed 200% of the target.

The summary above is qualified in its entirety by reference to the LTIP, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

2023 Bonus Program

On February 8, 2023, the Committee used its discretion under the Management Bonus Plan, to establish the performance criteria for the 2023 bonus awards (the “2023 Bonus Program”). For named executive officers Ravichandra Saligram, Christopher Peterson, Bradford Turner and Michal Geller, 2023 bonus awards will be tied to corporate performance goals for adjusted earnings per share, adjusted operating cash flow, adjusted operating income, adjusted gross margin, inventory days on hand and stock-keeping unit (“SKU”) reduction. In addition to any payout percentage calculated in reference to the applicable metrics above, each of the named executive officers will have an opportunity to earn an additional payout if the Company achieves certain tiers of core sales performance in 2023 (the “Core Sales Growth Supplement”).

Following the completion of 2023, named executive officers are eligible to receive a bonus equal to such named executive officer’s base salary multiplied by the product of the target payout percentage described below and the Aggregate Corporate Performance Bonus Multiplier (as defined below), in each case based on attainment of applicable performance goals, and subject to adjustment up or down, based on individual performance, quality of results or other factors deemed relevant by the Committee.

The “Aggregate Corporate Performance Bonus Multiplier” is a percentage from 0% to 200% determined by the Committee based on achievement of specified performance criteria for each applicable 2023 bonus award. The named executive officers will participate in the 2023 Bonus Program with a target payout equal to the percentage of their respective base salary as set forth below. To be entitled to receive their bonuses, participants generally will be required to continue to be employed by the Company through the date of payment.

The amount awarded to a named executive officer under the Bonus Plan will range between 0% and 200% of the target payout indicated below, based on the extent to which applicable performance criteria are met.

Name	Target Payout as a Percentage of Base Salary
Ravichandra Saligram	160%
Christopher Peterson	120%
Bradford Turner	100%
Michal Geller	75%

Amendment to Executive Severance Plan

On February 8, 2023, the Board approved an Amendment (the “Amendment”) to the Severance Plan. The Amendment (1) modifies Sections I.b. and II.b. of the Plan to clarify the entitlement of Executives to bonus payments for any completed periods for which bonuses have not been paid as of the date of termination and (2) revises the definition of “Good Cause”, among other things to provide for a thirty day written notice prior to termination for Good Cause and, if such action or conduct is able to be cured, the opportunity to cure the same during such 30-day period. All capitalized terms used in this summary shall have the same meaning set forth in the Plan. The foregoing is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Board Committee Appointment

As disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 1, 2022, Stephanie Stahl was elected to the Company’s Board, effective January 1, 2023. On February 8, 2023, the Board appointed Ms. Stahl to the Nominating/Governance Committee, effective May 15, 2023.

Item 8.01	Other Events

Board of Directors Refreshment

On February 10, 2023, the Company announced a series of steps to refresh the Board and its leadership.

Effective upon the conclusion of the Annual Meeting, Robert A. Steele will be appointed Chairman of the Board and Patrick D. Campbell will continue serving as a member of the Board of Directors, subject in each case to their re-election as directors at the Annual Meeting.

Additionally, Gary Hu has been nominated for election to the Board at the Annual Meeting pursuant to the terms of the Director Appointment and Nomination Agreement by and among the Company and the Icahn Group, dated March 18, 2018 (and amended thereafter) (the “Director Nomination Agreement”). Mr. Hu has served as a portfolio manager for Icahn Capital LP since October 2020. Before joining Icahn Capital LP, Mr. Hu held investment management roles at Silver Point Capital, a credit-focused investment firm, from August 2012 to June 2020, and Stockbridge Investors, a public equity hedge fund affiliate of Berkshire Partners LLC, from August 2010 to August 2012. Mr. Hu currently serves on the boards of directors of International Flavors & Fragrances, Inc., Bausch and Lomb Corp. and Dana Inc. Effective as of the Annual Meeting, the size of the Board will increase to twelve members. If elected, Mr. Hu will serve on the Finance Committee. The Company issued a press release earlier today regarding Board and Chair refreshment, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In connection with the Board’s refreshment actions, the Company entered into a Letter Agreement, dated February 8, 2023 with the Icahn Group (the “Letter Agreement”) that amends the Director Nomination Agreement under which Mr. Campbell was previously elected to the Board as an independent nominee of Carl Icahn, and Courtney Mather and Brett Icahn were previously elected to the Board as designees of Carl Icahn. Pursuant to the terms of the Letter Agreement, Mr. Campbell will no longer be considered a nominee of Carl Icahn, Mr. Mather will replace Mr. Campbell as Carl Icahn’s independent director, and Mr. Hu and Brett Icahn will constitute the Icahn designees. The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

10.1	Retirement Agreement, dated February 8, 2023

10.2	CEO Offer Letter, dated February 9, 2023

10.3	Newell Brands Inc. 2023 Long Term Incentive Plan Terms and Conditions

10.4	Amendment to the Newell Brands Inc. Executive Severance Plan dated February 8, 2023

99.1	Press Release regarding Executive Succession, dated February 10, 2023

99.2	Press Release regarding Board and Chair Refreshment, dated February 10, 2023

99.3	Letter Agreement dated February 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 10, 2023	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary